[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Exhibit 10.42

Execution Version
SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 30, 2021 (this “Amendment”), is entered into among the undersigned in connection with that certain Credit Agreement, dated as of October 20, 2017, as amended by that certain First Amendment to Credit Agreement and First Amendment to Cash Diversion Guaranty, dated as of June 28, 2019, among Sunrun Scorpio Portfolio 2017-A, LLC, as Borrower (the “Borrower”), the financial institutions as Lenders from time to time party thereto (the “Lenders”), and KeyBank National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as LC Issuer (in such capacity, the “LC Issuer”) (as in effect prior to the date hereof, the “Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms which are used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement and the rules of construction set forth in Section 1.02 of the Credit Agreement apply to this Amendment.
W I T N E S S E T H
WHEREAS, the Borrower and the Sponsor wish to make, and the undersigned wish to agree to make, certain amendments to the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
I.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Article II below, the following amendments to the Credit Agreement are hereby accepted and agreed by the parties hereto:
1.Pricing Amendments.
(a)The definition of “Advance Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “0.68 (or, from and after the Upsize Borrowing Date, 0.72)” with the text “0.68 (or, (i) from the Upsize Borrowing Date until the Second Upsize Borrowing Date, 0.72 and (ii) from and after the Second Upsize Borrowing Date, 0.80)”.
(b)The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
““Applicable Margin” shall mean:
(a)    from the Closing Date until, but excluding the Amendment No. 1 Effective Date, (i) 2.75% per annum for LIBO Loans and (ii) 1.75% for Base Rate Loans;
(b)    from the Amendment No. 1 Effective Date until, but excluding the Amendment No. 2 Effective Date, (i) 2.125% per annum for LIBO Loans and (ii) 1.125% for Base Rate Loans; and

(c)    from and after the Amendment No. 2 Effective Date, (i) 1.75% per annum for LIBO Loans and Benchmark Replacement Loans and (ii) 0.75% for Base Rate Loans.”
(c)The definition of “Availability Period” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
““Availability Period” means, collectively, (a) the Initial Availability Period, (b) the Upsize Availability Period and (c) the Second Upsize Availability Period. Any reference to the last or final day of the Availability Period (or words of similar meaning) shall be deemed to be a reference to the last day of the Second Upsize Availability Period and any reference to the end or expiration of the Availability Period (or words of similar meaning) shall be deemed to be a reference to the end of the Second Upsize Availability Period.”
(d)The definition of “Available Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “1.45” with the text “1.40” in each instance.
(e)The definition of “Delayed Draw Loan Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated by replacing the proviso at the end thereof in its entirety as follows:
“; provided, that (a) the aggregate principal amount of the Lenders’ Delayed Draw Loan Commitments during the Initial Availability Period shall not exceed $234,500,000, (b) the aggregate principal amount of the Lenders’ Delayed Draw Loan Commitments during the Upsize Availability Period shall not exceed $16,000,000 and (c) the aggregate principal amount of the Lenders’ Delayed Draw Loan Commitments during the Second Upsize Availability Period shall not exceed $32,500,000.”
(f)The definition of “Delayed Draw Loan Commitment Fee” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirely as follows:
““Delayed Draw Loan Commitment Fee” shall mean, based on daily calculation for each day from (x) the Closing Date through the expiration or earlier termination of the Initial Availability Period, divided by 360, an amount equal to the product of (i) the undrawn Delayed Draw Loan Commitment on such day (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) multiplied by (ii) either (a) for the period commencing on the Closing Date until the date on which 50% of the Delayed Draw Loan Commitments have been drawn, 1.0% per annum or (b) for the period commencing on the date on which 50% of the Delayed Draw Loan Commitments have been drawn until the last day of the Initial Availability Period, 0.75% per annum and (y)(i) the Amendment No. 1 Effective Date through expiration or earlier termination of the Upsize Availability Period, divided by 360, and (ii) the Amendment No. 2 Effective Date through expiration or earlier termination of the Second Upsize Availability Period, divided by 360, an amount equal to the product of (a) the undrawn Delayed Draw Loan Commitment on such day (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) multiplied by (b) 0.75% per annum.”
(g)The following is hereby added as new defined terms to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
““Amendment No. 2 Effective Date” means November 30, 2021.”
““Second Upsize Availability Period” means the period beginning on the Amendment No. 2 Effective Date and ending on the earlier of (i) December 31, 2021 and (ii) the date a Delayed Draw Loan is made pursuant to Section 2.01(b)(ii).”
““Second Upsize Borrowing Date” means the date a Delayed Draw Loan is made pursuant to Section 2.01(b)(ii).”
““Second Upsize Delayed Draw Loan Commitment” shall mean, as to each Lender, its obligation to make a Delayed Draw Loan to the Borrower from time to time pursuant to Section 2.01(b)(ii) during the Second Upsize Availability Period in an aggregate principal amount at any one time not to exceed the amount set forth in the column titled “Second Upsize Availability Period Delayed Draw Loan Commitment as of the Amendment No. 2 Effective Date” on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.”
(h)Amendment to Section 2.01(a). The second to last sentence of Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Each Delayed Draw Lender’s Delayed Draw Loan Commitment (other than any Upsize Delayed Draw Loan Commitment provided on the Amendment No. 1 Effective Date and the Second Upsize Delayed Draw Loan Commitment provided on the Amendment No. 2 Effective Date) expired on the last day of the Initial Availability Period after giving effect to any funding of such Delayed Draw Lender’s Delayed Draw Loan Commitment on such date.”
(i)Amendment to Section 2.01(b). Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) Upsize Availability Period and Second Upsize Availability Period.
(i)During the Upsize Availability Period, the Borrower may request a single Delayed Draw Loan in an aggregate amount not to exceed the total aggregate Upsize Delayed Draw Loan Commitments of all Delayed Draw Lenders by submitting a Borrowing Notice to the Administrative Agent in accordance with Section 2.01(c). Subject to the terms and conditions set forth herein, each Delayed Draw Lender with an Upsize Delayed Draw Loan Commitment agrees severally, and not jointly, to make such Delayed Draw Loan to the Borrower in a principal amount not to exceed its Upsize Delayed Draw Loan Commitment. Any Delayed Draw Loan requested under this Section 2.01(b) shall be made by the Delayed Draw Lenders that have an Upsize Draw Loan Commitment ratably in proportion to their respective share of the aggregate Upsize Delayed Draw Loan Commitments; provided that the disbursement of such Delayed Draw Loan shall not result in the aggregate principal amount of the Delayed Draw Loans outstanding at any time, after giving effect to such Delayed Draw Loan, exceeding the Available Borrowing Base. The Upsize Delayed Draw Loan Commitment of each Delayed Draw Lender with an Upsize Delayed Draw Loan Commitment shall expire on the last day of the Upsize Availability Period after giving effect to any funding of such Delayed Draw Lender’s Upsize Delayed Draw Loan Commitment on such date. The Delayed Draw Loans pursuant to this Section 2.01(b) may be Base Rate Loans or LIBO Rate Loans. After the making of the Borrowing pursuant to this Section 2.01(b), the Delayed Draw Lenders shall purchase and assign at par such amounts of the Delayed Draw Loans outstanding at such time as the Administrative Agent may require such that each Delayed Draw Lender holds its pro rata share of all Delayed Draw Loans outstanding after giving effect to all such assignments.
(ii)During the Second Upsize Availability Period, the Borrower may request a single Delayed Draw Loan in an aggregate amount not to exceed the total aggregate Second Upsize Delayed Draw Loan Commitments of all Delayed Draw Lenders by submitting a Borrowing Notice to the Administrative Agent in accordance with Section 2.01(c). Subject to the terms and conditions set forth herein, each Delayed Draw Lender with a Second Upsize Delayed Draw Loan Commitment agrees severally, and not jointly, to make such Delayed Draw Loan to the Borrower in a principal amount not to exceed its Second Upsize Delayed Draw Loan Commitment. Any Delayed Draw Loan requested under this Section 2.01(b) shall be made by the Delayed Draw Lenders that have a Second Upsize Draw Loan Commitment ratably in proportion to their respective share of the aggregate Second Upsize Delayed Draw Loan Commitments; provided that the disbursement of such Second Delayed Draw Loan shall not result in the aggregate principal amount of the Delayed Draw Loans outstanding at any time, after giving effect to such Delayed Draw Loan, exceeding the Available Borrowing Base. The Second Upsize Delayed Draw Loan Commitment of each Delayed Draw Lender with a Second Upsize Delayed Draw Loan Commitment shall expire on the last day of the Second Upsize Availability Period after giving effect to any funding of such Delayed Draw Lender’s Second Upsize Delayed Draw Loan Commitment on such date. The Delayed Draw Loans pursuant to this Section 2.01(b) may be Base Rate Loans or LIBO Rate Loans. After the making of the Borrowing pursuant to this Section 2.01(b), the Delayed Draw Lenders shall purchase and assign at par such amounts of the

Delayed Draw Loans outstanding at such time as the Administrative Agent may require such that each Delayed Draw Lender holds its pro rata share of all Delayed Draw Loans outstanding after giving effect to all such assignments.”
(j)Amendment to Section 2.01(e). Section 2.01(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Provided the Administrative Agent shall have received the applicable Borrowing Notice by no later than 10:00 a.m. (Cleveland, Ohio time) on an applicable Business Day, the Administrative Agent shall advise each Delayed Draw Lender of its pro rata share of the applicable Delayed Draw Loan (determined (x) during the Initial Availability Period, as the percentage which such Delayed Draw Lender’s Delayed Draw Loan Commitment then constitutes of the aggregate Delayed Draw Loan Commitments, (y) during the Upsize Availability Period, as the percentage which such Delayed Draw Lender with an Upsize Delayed Draw Loan Commitment then constitutes of the aggregate Upsize Delayed Draw Loan Commitments and (z) during the Second Upsize Availability Period, as the percentage which such Delayed Draw Lender with a Second Upsize Delayed Draw Loan Commitment then constitutes of the aggregate Second Upsize Delayed Draw Loan Commitments) no later than 2:00 p.m. (Cleveland, Ohio time) on the Business Day immediately following the Administrative Agent’s receipt of such Borrowing Notice.”
(k)Amendment to Section 2.02(b)(i). The second to last sentence of Section 2.02(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower shall deliver the Notice of LC Activity to the Administrative Agent (with a copy to the LC Issuer) by 11:00 a.m. at least five (5) Business Days before the date of issuance, extension, increase or decrease of the Stated Amount of the Letter of Credit (or such shorter timeframe as may be agreed to by the LC Issuer and the Administrative Agent in their sole discretion).”
(l)Amendment to Section 4.03(f). Section 4.03(f) of the Credit Agreement is hereby amended by replacing the text “0.68 (or, from and after the Upsize Borrowing Date (if any), 0.72)” with the text “0.68 (or, (i) from the Upsize Borrowing Date until the Second Upsize Borrowing Date, 0.72 and (ii) from and after the Second Upsize Borrowing Date, 0.80)”.
(m)Amendment to Section 4.05(d). Section 4.05(d) of the Credit Agreement is hereby amended by replacing the text “Upsize Availability Period” with the text “Second Upsize Availability Period”.
(n)Amendment to Section 4.06(a). Section 4.06(a) of the Credit Agreement is hereby amended by replacing the text “(or, during the Upsize Availability Period, to each Delayed Draw Loan Lender with an Upsize Delayed Draw Loan Commitment, pro rata to their Upsize Delayed Draw Loan Commitments” with the text “(or, (i) during the Upsize Availability Period, to each Delayed Draw Loan Lender with an Upsize Delayed Draw Loan Commitment, pro rata to their Upsize Delayed Draw Loan Commitments and (ii) during the Second Upsize

Availability Period, to each Delayed Draw Loan Lender with a Second Upsize Delayed Draw Loan Commitment, pro rata to their Second Upsize Delayed Draw Loan Commitments)”.
(o)Amendment to Section 9.03(o). Section 9.03(o) of the Credit Agreement is hereby amended and restated as follows:
“(o) With respect to the Borrowings to occur on the Upsize Borrowing Date and the Second Upsize Borrowing Date, the Borrower has certified to the Administrative Agent that, after giving effect to such Borrowing, it will be in compliance with its obligations under Section 6.11.”
(p)Amendment to Schedule 2.01. Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Annex A attached hereto.
2.Term SOFR Amendments.
(a)The following defined terms are deleted from Section 1.01 of the Credit Agreement: “Benchmark Replacement”, “Benchmark Replacement Adjustment”, “Benchmark Replacement Conforming Changes”, “Benchmark Replacement Date”, “Benchmark Transition Event”, “Benchmark Transition Start Date”, “Benchmark Unavailability Period”, “Early Opt-in Election”, “Federal Reserve Bank of New York’s Website”, “Relevant Governmental Body”, “SOFR”, “Term SOFR” and “Unadjusted Benchmark Replacement”.
(b)Each of the following defined terms is hereby added as a new defined term to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.”
“Benchmark” means, initially, LIBOR; provided that if a replacement for the Benchmark has occurred pursuant to Section 4.11(g), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.”
“Benchmark Replacement” means, for any Available Tenor:
    (a) for purposes of Section 4.11(g)(i), the first alternative set forth below that can be determined by the Administrative Agent:
    (i) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826%

(42.826 basis points) for an Available Tenor of six-months’ duration; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to the date on which the Benchmark Replacement will become effective that the Borrower has an Interest Rate Hedging Agreement in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a)(i) for such Benchmark Transition Event or Early Opt-in Election, as applicable; or
    (ii) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment for an Available Tenor of three-months’ duration equal to 0.26161% (26.161 basis points);
provided, however, that if an Early Opt-in Election has been made, the Benchmark Replacement will be the benchmark selected in connection with such Early Opt-in Election; and
    (b) for purposes of Section 4.11(g)(ii), the sum of: (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value, or zero), in each case, that has been selected pursuant to this clause (b) by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents.”
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).”
“Benchmark Transition Event” means, with respect to any then-current Benchmark (other than LIBOR), the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.”
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.”
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.”
“Early Opt-in Election” means the occurrence of:
(a) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time incorporate or adopt (as a result of amendment or as originally executed) either a SOFR-based rate (including SOFR or Term SOFR or any other rate based upon SOFR) as a benchmark rate or an alternate benchmark interest rate to replace LIBOR (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.”
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.”
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.”
“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time), on the immediately succeeding Business Day.”
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.”
(c)Article I of the Credit Agreement is hereby amended by inserting the following as a new Section 1.05 at the end thereof:
“Benchmark Notification. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or with respect to any alternative or successor benchmark thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 4.11(g), will be similar to, or produce the same value or economic equivalence of, LIBOR or any other benchmark or have the same volume or liquidity as did LIBOR or any other benchmark rate prior to its discontinuance or unavailability.”
(d)Section 4.11(g) of the Credit Agreement is hereby amended and restated to read in its entirely as follows:
“(g) Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 4.11(g)):

(i)Replacing LIBOR. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month LIBOR tenor settings. On the earliest of (i) July 1, 2023, (ii) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (iii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)Replacing Future Benchmarks. If any Benchmark Transition Event occurs after the date hereof (other than as described in Section 4.11(g)(i) above with respect to LIBOR), the then-current Benchmark will be replaced with the Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting on the later of (A) as of 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower by the Administrative Agent or (B) such other date as may be determined by the Administrative Agent and notified to the Lenders and the Borrower, in each case, without any further action or consent of any other party to this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time (or, in the case of clause (B) above, such time as may be specified by the Administrative Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Borrower), written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class; provided, however, that in the event that the then-current Benchmark is not a SOFR-based rate, then the Benchmark Replacement shall be determined in accordance with clause (a) of the definition of “Benchmark Replacement” unless the Administrative Agent has determined that neither of such alternative rates is available. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans.

During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.
(iii)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement (whether in connection with the replacement of LIBOR or any future Benchmark), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iv)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.11(g), and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.
(v)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR or any alternate rate selected in an Early Opt-in Election), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including any Benchmark Replacement) settings and (ii) if such tenor becomes available or representative, the Administrative Agent may reinstate any previously removed tenor for such Benchmark (including any Benchmark Replacement) settings.”
3.Revlon Clawback Amendments.
(a)Each of the following defined terms is hereby added as a new defined term to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Erroneous Payment” has the meaning assigned to it in Section 11.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.11(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.11(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.11(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.11(d).
“Payment Recipient” has the meaning assigned to it in Section 11.11(a).
(b)Article XI of the Credit Agreement is hereby amended by adding the following as a new Section 11.11 at the end thereof:
“Section 11.11. Erroneous Payments.
(a)     If the Administrative Agent notifies a Lender, LC Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, LC Issuer or Secured Party (any such Lender, LC Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, LC Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient on its books and records and held in trust for the benefit of the Administrative Agent, and such Lender, LC Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lender, LC Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, LC Issuer or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, LC Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, LC Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.11(b).
(c)     Each Lender, LC Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, LC Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, LC Issuer or Secured Party from any source, against any amount due to the Administrative Agent under clause (a) hereof or under the indemnification provisions of this Agreement.
(d)     In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with clause (a) hereof, from any Lender or LC Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or LC Issuer at any time, (i) such Lender or LC Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment

Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or LC Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii)    upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or LC Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning LC Issuer shall cease to be a Lender or LC Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning LC Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or LC Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or LC Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or LC Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, LC Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment.
(e)     The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment; provided that this Section 11.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 11.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
4.Bail-In Provision Amendments.
(a)The following defined terms are deleted from Section 1.01 of the Credit Agreement: “Bail-In Action”, “Bail-In Legislation” and “Write-Down and Conversion Powers”.
(b)Each of the following defined terms is hereby added as a new defined term to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.”
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”
(c)Section 12.22 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Section 12.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”
II.Conditions Precedent to Effectiveness. The amendments contained in Article I shall not be effective until the date (such date, the “Amendment Effective Date”) that:
1.the Administrative Agent shall have received copies of this Amendment executed by the Borrower, the LC Issuer and each Lender, and acknowledged by the Administrative Agent;
2.the Administrative Agent shall have received executed a Note executed by the Borrower in favor of each Lender requesting a Note;
3.the Administrative Agent shall have received favorable opinions of counsel to the Borrower in relation to this Amendment, addressed to the Administrative Agent and each Secured Party;
4.the Borrower shall have paid (or caused to be paid) to the Administrative Agent, for the account of the Delayed Draw Lenders, a nonrefundable fee equal to the amounts set forth in the column titled “Amendment No. 2 Fee” on Annex B hereto to be allocated by each such Delayed Draw Lender in its sole discretion; and
5.the Borrower shall have paid all other fees, costs and expenses of the Administrative Agent and the Lenders incurred in connection with the execution and delivery of this Amendment (including third-party fees and out-of-pocket expenses of the Lenders’ counsel and other advisors or consultants retained by the Administrative Agent).
III.Representations and Warranties. Each of the Borrower and, as applicable, the Sponsor represents and warrants to each Agent and each Lender Party that the following statements are true, correct and complete in all respects as of the Amendment Effective Date:
1.Power and Authority; Authorization. The Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and the Amended Credit Agreement. The Borrower has duly authorized, executed and delivered this Amendment.
2.Enforceability. Each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights, (ii) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) implied covenants of good faith and fair dealing.

3.Credit Agreement Representations and Warranties. Each of the representations and warranties set forth in the Credit Agreement is true and correct in all respects both before and after giving effect to this Amendment, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all respects as of such earlier date.
4.Defaults. No event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby as of the date hereof, that would constitute an Event of Default or a Default.
IV.Limited Amendment. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, and the Borrower acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. From and after the Amendment Effective Date, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.
V.Miscellaneous.
1.Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same contract and any party to this Amendment may execute this Amendment by signing any such counterpart; signature pages may be detached from multiple, separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based, record-keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
2.Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

3.Governing Law, etc.. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK. The provisions in Sections 12.08(b) through (d) and Section 12.09 of the Amended Credit Agreement shall apply, mutatis mutandis, to this Amendment and the parties hereto.
4.Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes of the Amended Credit Agreement and each other Loan Document.
5.Headings. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
6.Execution of Documents. The undersigned Lenders hereby authorize and instruct the Administrative Agent to execute and deliver this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SUNRUN SCORPIO PORTFOLIO 2017-A, LLC, as Borrower

By:	Sunrun Scorpio Portfolio 2017-B, LLC
Its:	Sole Member

By:	Sunrun Scorpio Holdco 2017, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:	/s/ Tom vonReichbauer
Name: Tom vonReichbauer
Title: Chief Financial Officer

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

KEYBANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

ING CAPITAL LLC, as Lender
By:	/s/ Thomas Cantello
Name: Thomas Cantello
Title: Managing Director

By:	/s/ Sven Wellock
Name: Sven Wellock
Title: Managing Director

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

BANKUNITED, N.A., as Lender
By:	/s/ Michael van Teeffelen
Name: Michael van Teeffelen
Title: SVP

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

CDPQ AMERICAN FIXED INCOME V INC., as Lender
By:	/s/ Jonathan Duguay-Arbesfeld
Name: Jonathan Duguay-Arbesfeld
Title: Senior Director

By:	/s/ Marie-Noël Ouellet
Name: Marie-Noël Ouellet
Title: Managing Director

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender
By:	/s/ Jeremy Eisman
Name: Jeremy Eisman
Title: Managing Director

By:	/s/ Kyle Hatzes
Name: Kyle Hatzes
Title: Director

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

SILICON VALLEY BANK, as Lender
By:	/s/ Chaitali (“Tai”) Pimputkar
Name: Chaitali (“Tai”) Pimputkar
Title: Director

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

ZIONS BANCORPORATION, N.A DBA NATIONAL BANK OF ARIZONA, as Lender
By:	/s/ Kate Smith
Name: Kate Smith
Title: Vice President

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

KEYBANK NATIONAL ASSOCIATION, as LC Issuer
By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

ANNEX A

Schedule 2.01
Lenders’ Commitments

DELAYED DRAW LENDERS	Initial Availability Period Delayed Draw Loan Commitment as of the Closing Date	Upsize Availability Period Delayed Draw Loan Commitment as of the Amendment No. 1 Effective Date	Second Upsize Availability Period Delayed Draw Loan Commitment as of the Amendment No. 2 Effective Date
KeyBank National Association	$[***]	$[***]	$[***]
ING Capital LLC	$[***]	$[***]	$[***]
BankUnited, N.A.	$[***]	$[***]	$[***]
CDPQ American Fixed Income V Inc.	$[***]	$[***]	$[***]
Deutsche Bank AG, New York Branch	$[***]	$[***]	$[***]
Silicon Valley Bank	$[***]	$[***]	$[***]
ZB, National Association dba National Bank of Arizona	$[***]	$[***]	$[***]
Total	$234,500,000.00	$16,000,000.00	$32,500,000.00

LC LENDERS	LC Commitment*
KeyBank National Association	$12,500,000.00
Total	$12,500,000.00
*On the Amendment No. 1 Effective Date, the LC Commitment increased from $10,000,000 to $12,500,000.

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]

ANNEX B

Amendment No. 2 Fee

DELAYED DRAW LENDERS	Amendment No. 2 Fee
KeyBank National Association	$[***]
ING Capital LLC	$[***]
BankUnited, N.A.	$[***]
CDPQ American Fixed Income V Inc.	$[***]
Deutsche Bank AG, New York Branch	$[***]
Silicon Valley Bank	$[***]
ZB, National Association dba National Bank of Arizona	$[***]
Total	$[***]

[Signature Page to Second Amendment (Scorpio TLA Credit Agreement)]